Exhibit 31.1

Rule 13a-14(a)/15d-14(a) Certification of the Chief Executive Officer

I, John W. Dietrich, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Atlas Air Worldwide Holdings, Inc.;

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

/s/ John W. Dietrich
John W. Dietrich
President and Chief Executive Officer

Dated: April 28, 2020